Exhibit 10.4

RESTRICTED STOCK AWARD CERTIFICATE

THIS IS TO CERTIFY that Petrohawk Energy Corporation, a Delaware corporation (the “Company”), has offered you, as a former employee of KCS Energy, Inc. (the “Grantee”), the right to receive Common Stock (the “Stock” or “Shares”) of the Company under the KCS Energy, Inc. 2005 Employee and Directors Stock Plan, which was assumed by the Company pursuant to the merger of KCS Energy, Inc. with and into the Company on July 12, 2006, (the “Plan”), as follows:

Name of Grantee:

Address of Grantee:

Number of Shares:

Grant Date:

Vesting
Commencement Date:

Vesting Schedule: Unless otherwise provided in this Agreement or the Plan,             of the Shares shall vest on              , 200        , an additional             of the Shares shall vest on             , 200            and             of the Shares shall vest on              , 200__.

By your signature and the signature of the Company’s representative below, you and the Company agree to be bound by all of the terms and conditions of the Restricted Stock Award Agreement, which is attached hereto as Annex I and the Plan (both incorporated herein by this reference as if set forth in full in this document). By executing this Certificate, you hereby irrevocably elect to accept the Restricted Stock Award rights granted pursuant to this Certificate and the related Restricted Stock Award Agreement and to receive the shares of Restricted Stock of the Company designated above subject to the terms of the Plan, this Certificate and the Award Agreement.

Executed as of this             day of             , 200__.

GRANTEE:	PETROHAWK ENERGY CORPORATION

By:
, an individual		Larry Helm, Executive Vice President- Chief Administrative Officer